Exhibit T3A-6

1848144

FILED

ARTICLES OF INCORPORATION

OF DEC-9 1992

MARCH FONG EU. Secretary of State

CARMEL ACQUISITION CORP.

ONE: The name of this corporation is Carmel Acquisition Corp.

TWO: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE: The name and address of this corporation’s initial agent for service of process is:

Wade Cable

19 Corporate Plaza

Newport Beach, California 92625

FOUR: This corporation is authorized to issue one class of shares of stock; the total number of said shares is one thousand (1,000).

FIVE: The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

SIX: This corporation is authorized to indemnify the directors and officers of this corporation to the fullest extent permissible under California law.

Dated: December 8, 1992

/s/ Kathryn E. Hodgkin

Kathryn E. Hodgkin, Incorporator

FILED

In the office of the Secretary of State of the State of California

A426507

CERTIFICATE OF AMENDMENT DEC 24 1992

OF ARTICLES OF INCORPORATION

MARCH FONG EU, Secretary of State Kathryn E. Hodgkin certifies that:

1. I am the sole incorporator of Carmel Acquisition Corp., a California corporation (the “Corporation”).

2. I hereby adopt the following amendment of the Articles of Incorporation of the Corporation.

Article ONE is amended to read as follows:

The name of this corporation is Presley CMR, Inc.

3. No directors were named in the original Articles of Incorporation and none have been elected.

4. No shares have been issued.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct of my own knowledge.

DATED: December 23, 1992

Kathryn E. Hodgkin, incorporator